UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554
____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2022 (the "Effective Date"), Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Agreement”), by and among the Company, Bradley L. Radoff, an individual (“Radoff”), Andrew T. Berger, an individual (“Berger”), AB Value Partners, LP (“AB Value Partners”), AB Value Management LLC (“AB Value Management” and, together with AB Value Partners, “AB Value” and, together with Radoff, “ABV-Radoff”), and Mary Bradley, an individual (each, a “Party” and together, the “Parties”), pertaining to, among other things, the dismissal of all pending lawsuits between the Parties and the appointment of one director to the Company’s Board of Directors (the “Board”).

Pursuant to the Agreement, the Company and ABV-Radoff agreed to a “Standstill Period” commencing on the Effective Date and ending on the date that is forty-five (45) days prior to the beginning of the Company’s advance notice period for the nomination of directors at the Company’s 2025 annual meeting of stockholders. During the Standstill Period, ABV-Radoff agreed, subject to certain exceptions, to comply with certain customary standstill provisions described below.

The Company also agreed that the Board shall take such action to appoint a female director candidate with at least five years of fast-moving consumer goods franchise operational experience and three years of prior public company board experience who qualifies as an independent director under Rule 5605 of the Nasdaq Listing Rules (the “Applicable Criteria”) designated by ABV-Radoff and subject to the Board’s reasonable approval (such approval not to be unreasonably withheld) (the “New Director”), to serve as a member of the Board with a term expiring at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”). The Company agreed to nominate such New Director for election to the Board at the 2023 Annual Meeting and the Company’s 2024 annual meeting of stockholders. The Company will use the same solicitation efforts on behalf of the New Director as for all other nominees at such meetings. In addition, subject to certain conditions and requirements described in the Agreement, ABV-Radoff will have certain customary replacement rights during the Standstill Period (as defined below) in the event the New Director is unable to serve on the Board for any reason or the Board determines, in the good faith exercise of the directors’ fiduciary duties, to not nominate her for election at such meetings. Any replacement New Director identified by ABV-Radoff must satisfy the Applicable Criteria and be reasonably acceptable to the Nominating and Corporate Governance Committee of the Board and the Board (such acceptance not to be unreasonably withheld).

The Parties agreed to mutual releases and discharges of all claims by AB Value, Radoff, Bradley and Berger against the Company and by the Company against AB Value, Radoff, Bradley and Berger, in each case up to the date of the Agreement, except with respect to a demand for books and records pursuant to Section 220 of the Delaware General Corporation Law previously delivered by Radoff to the Company dated November 9, 2022 or any claims, counterclaims, causes of action, defenses or other rights or obligations related thereto. The Parties agreed to dismiss (i) the lawsuit filed by AB Value on September 23, 2021, in the Court of Chancery of the State of Delaware, against the Company and certain of its former and current directors and (ii) the lawsuit filed by the Company on September 28, 2022, in the Court of Chancery of the State of Delaware against ABV-Radoff, Berger and Mary Bradley. The Parties further agreed to customary mutual non-disparagement provisions during the Standstill Period. The Company agreed to reimburse ABV-Radoff for their fees and expenses in the preparation and execution of the Agreement and the related matters in the amount of one million and seventy-five thousand dollars ($1,075,000.00).

The Agreement will remain in effect until the date that is earliest of (i) the end of the Standstill Period and (ii) five days after a non-breaching Party provides notice of termination due to a material breach by the other party thereto of its obligations under the Agreement, which is not cured within 15 days after receipt by such breaching party of written notice from the non-breaching party specifying the material breach and reasonably required cure thereof.

Other elements of the Agreement include, among others:

●
an agreement by each member of ABV-Radoff, subject to certain exceptions, including exceptions related to extraordinary transactions and certain adverse proxy advisor recommendations, to vote their shares of common stock as recommended by the Board on any matter to be voted on at any meetings of stockholders during the Standstill Period, including with respect to the election of directors;

●
an agreement by the Company that the Board will take the necessary steps to appoint the New Director to the Nominating and Corporate Governance Committee and Audit Committee of the Board, subject to the Board’s reasonable approval (such approval not to be unreasonably withheld) and the New Director’s qualifications to serve on such committees under the Nasdaq Listing Rules and the applicable U.S. Securities and Exchange Commission rules and regulations; and

●	an agreement by the Parties that the Cooperation Agreement (as defined in the Agreement) is rescinded, null, void, and unenforceable.

During the Standstill Period, ABV-Radoff agreed, subject to certain exceptions, to comply with certain customary standstill provisions, including, among other things:

●
not to, among other things, (i) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or consents to vote or advise, (ii) encourage or influence any third party with respect to the voting of any shares of Voting Securities (as defined in the Agreement) for the election of individuals to the Board or to approve stockholder proposals, (iii) conduct any type of binding or nonbinding referendum with respect to any Voting Securities of the Company, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined in the Exchange Act), or (iv) make, nominate or be the proponent of any stockholder proposal or “Nominee” or “Access Nominee” as defined in the Second Amended and Restated Bylaws of the Company;

●
not to form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities (excluding any group composed solely of certain or all ABV-Radoff, Berger, Bradley, their affiliates and associates and the New Director);

●
at no time will AB Value beneficially own 10.0% or more of the Common Stock (as defined in the Agreement) outstanding at such time and at no time will Radoff own 12.5% or more of the Common Stock outstanding at such time;

●
not to effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, going private transaction, acquisition, sale of all or substantially all assets or sale, spinoff, split off, or other extraordinary transaction involving the Company or any of their subsidiaries or joint ventures;

●
not to take any public action, or private action involving any third party, in support of or make any public proposal, or private proposal involving any third party, or public request, or private request involving any third party, regarding certain actions related to the Company, subject to certain exceptions;

●
not to make any public disclosure, announcement or statement regarding any intent, purpose, arrangement, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or the Agreement that is inconsistent with the Agreement; and

●	not to take any action which could cause or require the Company to make a public announcement regarding any of the foregoing, publicly seek or request permission to do any of the foregoing.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Settlement and Release Agreement, dated December 14, 2022, by and among Bradley L. Radoff, Andrew T. Berger, AB Value Partners, LP, AB Value Management LLC, Mary Bradley and Rocky Mountain Chocolate Factory, Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: December 16, 2022	By:	/s/ Robert J. Sarlls
	Name:	Robert J. Sarlls
	Title:	Chief Executive Officer